SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 10, 2010
ZAP.COM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

000-27729	76-0571159

(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(347) 840-8677

(Registrant’s Telephone Number, Including Area Code)
100 Meridian Centre, Suite 350, Rochester, NY 14618

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
          On June 10, 2010, Zap.Com Corporation (the “Company”) held its Annual Meeting of Stockholders at which two proposals were presented to the Company’s stockholders for consideration: (1) to elect one Class I director and (2) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
          The final results of voting on each of the matters submitted to a vote of stock holders during the Company’s annual meeting on June 10, 2010 are as follows:

		For	Withheld	Broker Non-Votes
1.	Election of Director, Peter A. Jenson:	48,972,258	—	—
Under the Company’s Bylaws, Mr. Jenson was elected, having received an affirmative vote by holders of a plurality of the votes cast.

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	48,972,258	—	—	—
Under the Company’s Bylaws, the selection of Deloitte & Touche LLP was ratified, having received an affirmative vote by a majority of the votes cast.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP.COM CORPORATION
Date: June 11, 2010	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer